Exhibit 10.2

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of August 6, 2012, is among Samson Investment Company, as borrower (the “Borrower”), and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

A. The Borrower, the Administrative Agent, certain financial institutions, as lenders, and certain other parties have entered into that certain Credit Agreement dated as of December 21, 2011 (as amended, modified or otherwise supplemented from time to time prior to the date hereof, the “Credit Agreement”).

B. The Borrower has notified the Administrative Agent that (i) in accordance with Section 9.10 of the Credit Agreement, the Borrower intends to change its fiscal year from a June 30th year-end to a December 31st year-end, (ii) as a result of this change, the period from July 1, 2011 to December 31, 2011 will be a short or “stub” period and will be audited separately from either fiscal year 2011 or fiscal year 2012, and (iii) the Borrower’s fiscal year 2012 commenced on January 1, 2012 and will end on December 31, 2012 (and each subsequent fiscal year will end on December 31).

C. The Borrower provided to the Administrative Agent unaudited financials for fiscal quarter ending March 31, 2012 (which is the first fiscal quarter of the fiscal year 2012, after giving effect to such change) on June 14, 2012, and intends to provide to the Administrative Agent (i) audited financials for the “stub” period and as of December 31, 2011, no later than September 30, 2012, (ii) unaudited financials for the fiscal quarter ending June 30, 2012, no later than September 13, 2012, and (iii) unaudited financials for the fiscal quarter ending September 30, 2012, within 45 days of such fiscal quarter end.

D. The Administrative Agent is authorized by the Lenders under the Credit Agreement to make any adjustments to the Credit Agreement that are necessary in order to reflect the Borrower’s change in financial reporting.

E. In accordance with the authority granted to the Administrative Agent pursuant to Sections 9.10 and 13.1 of the Credit Agreement, the Administrative Agent has entered into this Amendment with the Borrower in order to effectuate such amendments and modifications to the Credit Agreement, all as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. On the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) Clause (a) of Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the phrase “(120 days in the case of the fiscal year ending June 30, 2012)” therein and (ii) inserting the phrase “(or applicable preceding four-quarter periods, in the event of any change in the Borrower’s financial reporting convention that results in a different fiscal year end)” immediately following the phrase “preceding fiscal years” therein.

(b) Clause (l) of Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the phrase “(and 120 days in the case of)” therein and (ii) deleting the reference to “June 30, 2012” therein and inserting “December 31, 2012” in place thereof.

(c) Clause (a) of Section 9.14 of the Credit Agreement is hereby amended by amending and restating the proviso at the end of the second sentence thereof to provide as follows:

“provided that the Reserve Report as of June 30, 2012, and Reserve Reports as of December 31 of each year that are prepared by or under the supervision of the chief engineer of the Borrower or by the Borrower shall, in each case, be audited by one or more Approved Petroleum Engineers.”

(d) Subclause (i) of Subsection 9.14(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(i) in the case of Reserve Reports prepared by or under the supervision of the chief engineer of the Borrower or by the Borrower (other than the June 30, 2012 Reserve Report and December 31 Reserve Reports), such Reserve Report has been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report or the Initial Reserve Report, if no December 31 Reserve Report has been delivered;”

Section 3. Fiscal Year Change. The Borrower hereby acknowledges and confirms that it has duly changed its fiscal year end from June 30th to December 31st.

Section 4. Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower and the Administrative Agent (such date, the “Amendment Effective Date”).

Section 5. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6. Miscellaneous. (a) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Credit Document to

“the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Severability. Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid.

Section 8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent and the Lenders and the Borrower and their respective successors and assigns.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 10. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 11. Final Agreement. THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

SAMSON INVESTMENT COMPANY,
as Borrower

By:	/s/ Philip Cook
Name:	Philip Cook
Title:	Executive Vice President and Chief Financial Officer

S - 1	First Amendment

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

S - 2	First Amendment